UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013 (September 16, 2013)

ICON Leasing Fund Twelve, LLC

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-53189	20-5651009
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events

    On September 16, 2013, ICON Leasing Fund Twelve, LLC (“Fund Twelve”) and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P., an entity managed by Fund Twelve’s manager (“Fund Fourteen”), made a first lien secured term loan in the aggregate amount of $20,000,000 (the “Term Loan”) to Cenveo Corporation (the “Borrower”), of which $11,000,000 was made by Fund Twelve and $9,000,000 was made by Fund Fourteen.  Interest on the Term Loan accrues at a rate of LIBOR plus 11% per year and is payable monthly in arrears for a period of 60 months beginning on October 1, 2013. In addition, in connection with the Term Loan, the Borrower paid origination fees and interim interest to Fund Twelve and Fund Fourteen.

    The Term Loan is secured by a first priority security interest in specific equipment which is used to produce, print, fold and package printed commercial envelopes that was purchased by the Borrower with the proceeds of the Term Loan.  In addition, certain of the Borrower’s affiliates each provided guarantees of the Borrower’s obligations under the Term Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON LEASING FUND TWELVE, LLC
By: ICON CAPITAL, LLC, its Manager

Dated: September 18, 2013	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer